Exhibit 5.01
[Fenwick & West LLP Letterhead]

September 13, 2010
Symantec Corporation
350 Ellis Street
Mountain View, CA 94043
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-3 (the “Registration Statement”) filed by Symantec Corporation, a Delaware corporation (the “Company”), on or about September 13, 2010 with the United States Securities and Exchange Commission (the “Commission”) under Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale, from time to time by the Company, pursuant to Rule 415 under the Securities Act of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) one or more series of its debt securities (the “Debt Securities”) issuable pursuant to an indenture (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), with an indeterminate aggregate principal amount or offering price of the securities of each identified class being registered as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. The Common Stock and the Debt Securities are collectively referred to herein as the “Securities.” The Securities may be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (each, a “Prospectus Supplement”). In rendering this opinion, we have examined such matters of law as we considered necessary for the purposes of rendering this opinion. As to matters of fact material to the opinions expressed herein, we have examined the following:
(1)	The Company’s Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on September 20, 2004 (as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on July 1, 2005 and as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on July 31, 2009) and the Certificate of Designations of Series A Junior Participating Preferred Stock, filed with the Delaware Secretary of State on December 16, 2004 (collectively, the “Certificate of Incorporation”);

(2)	The Company’s Amended and Restated Bylaws, approved by the Company’s Board of Directors (the “Board”) on May 4, 2010 and certified by the Company’s Secretary on September 13, 2010;

(3)	the Registration Statement, together with the exhibits filed as a part thereof and including the documents incorporated by reference therein;

(4)	the Prospectus;

(5)	the resolutions of the Company’s Board adopted at a meeting on July 27, 2010, approving the filing of the Registration Statement and other related matters that have been delivered to us by the Company for the purposes of rendering this opinion;

(6)	the form of Indenture filed as an exhibit to the Registration Statement; and

(7)	an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing factual and other representations (the “Opinion Certificate”).
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents where authorization, due execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that certificates or instruments representing the Securities will have been properly signed by authorized officers of the Company or their agents, and, in the case of Debt Securities, properly authenticated in accordance with the terms of the Indenture and delivered to the intended recipients with the intent that the Company be bound thereby. We have also assumed that the Indenture is, and at the time of execution, authentication, issuance and delivery of the Debt Securities will be, a valid and legally binding obligation of the Trustee.
     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including, but not limited to, those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

     We are admitted to practice law in the state of California, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the State of California, (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions interpreting those laws and (iv) solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the existing laws of the State of New York.
     In connection with our opinion expressed below, we have assumed that, (i) if any Debt Securities are issued, such Debt Securities will only be issued pursuant to the Indenture in the form filed with the Registration Statement as an exhibit and that there will not have occurred any change in law affecting the validity or enforceability of the Debt Securities and (ii) at the at the time of the offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect. We have also assumed that the terms of any Debt Securities to be established subsequent to the date hereof, the issuance and delivery of Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.
     This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any of the Securities, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.
     This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities:
(a)	the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors;

(b)	the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law; and
(c)	the effect of laws relating to usury or permissible rates of interest for loans, forebearances or the use of money.
     Based upon the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
     1. When (a) the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action of the Company and its stockholders and (b) such shares of Common Stock are issued and certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in the manner and for the consideration approved by the Board (not less than the par value of the Common Stock) and stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or (ii) upon conversion of any Debt Securities, in accordance with the terms of such Debt Securities or the instrument governing such Debt Securities providing for such conversion as approved by the Board, then such shares of Common Stock, including any shares of Common Stock that may be issuable upon the conversion of any of the Debt Securities, will be validly issued, fully paid and nonassessable; and
     2. When (a) the issuance of the Debt Securities has been duly authorized by appropriate corporate action of the Company and its stockholders, (b) an Indenture relating to such Debt Securities in the form filed with or incorporated by reference into the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (c) the form and terms of the Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company, and (d) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and any supplement thereto, and issued, sold and delivered in the manner and for the consideration approved by the Board and stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

     We consent to the use of this opinion as an exhibit to the Registration Statement and the Prospectus and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.
     This opinion is intended solely for use in connection with the issuance and sale of Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first above written, and we assume no obligation to advise you, or any other person or entity, of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.
Very truly yours,
/s/ Fenwick & West LLP